UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 5, 2008, Plains Exploration & Production Company (“PXP”) issued a press release that reported year-end 2007 proved reserves of 689.9 million barrels of oil equivalent (BOE). Adjusting for the $1.75 billion asset divestments previously announced in December 2007, pro forma proved reserves are 577.1 million BOE. PXP’s fourth quarter sales volumes averaged approximately 85 thousand barrels of oil equivalent per day (BOEPD) and full year sales volumes averaged approximately 62 thousand BOEPD. A detailed breakdown of reserves and costs incurred for 2007 will be provided when we report full year results on February 27, 2008. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

On February 6, 2008, a representative of PXP is scheduled to present at the 2008 Credit Suisse Energy Summit at 7:40 a.m. Mountain Standard time. The presentation materials for the conference are filed herewith as Exhibit 99.2 and are incorporated by reference herein. The presentation materials will also be posted in the Investor Information section of PXP’s website, http://www.pxp.com for 60 days after the event.

The information presented under this Item 7.01 shall not be deemed “filed” under the Securities Exchange Act 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibit

99.1	Press Release dated February 5, 2008.

99.2	Presentation dated February 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: February 5, 2008	/s/ Cynthia A. Feeback
Cynthia A. Feeback
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release dated February 5, 2008.

Exhibit 99.2	Presentation dated February 2008.